CURRENT REPORT FOR ISSUERS SUBJECT TO THE

1934 ACT REPORTING REQUIREMENTS

FORM 8-K

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

June 22, 2015

Date of Report

(Date of Earliest Event Reported)

Tianyin Pharmaceutical Co, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-52236	20-4857782
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

23rd Floor, Unionsun Yangkuo Plaza, No. 2, Block 3

South Renmin Road

Chengdu, P. R. China, 610041

(Address of principal executive offices (zip code))

+011-86-28- 8551-6696

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a - 12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

Section 5 – Corporate Governance and Management

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 22, 2015, the Board of Directors of Tianyin Pharmaceutical Co., Inc. (the “Company”) unanimously consented to the amendment of the Company’s By-laws regarding quorum required for adjourned meetings of shareholders.

Section 4 of Article I of the By-laws has been revised and amended as follows: “Quorum. At any meeting of the stockholders, the holders of a majority of all of the shares of the stock entitled to vote at the meeting, in person or by proxy, shall constitute a quorum for purposes, unless or except to the extent that the presence of a larger number may be required by law. If a quorum shall fail to attend any meeting, the chairman of the meeting or the holders of a majority of the shared of the stock entitled to vote who are present, in person or by proxy, may adjourn the meeting to another place, date or time. If a quorum shall fail to attend any meeting of the stockholders, the Board of Directors may resolve that the adjourned meeting shall be held with the holders of more than one-third (1/3) of all the shares of the stock entitled to vote at the meeting, the presence of who shall constitute a quorum, and all matters shall be determined by a majority of the votes cast as at such meeting.”

A copy of the By-laws as amended is filed herewith as Exhibit 3.1.

Section 9 - Financial Statements and Exhibits Item

9.01 Financial Statements and Exhibits.

Exhibit No.	Description

3.1	By-laws, amended as of June 22, 2015

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIANYIN PHARMACEUTICAL CO., INC.

By:	/s/ Guoqing Jiang
Name: Guoqing Jiang Title: Chief Executive Officer, Chairman

Dated: June 22, 2015

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